UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 12, 2020

Silver bull resources, inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Dunsmuir Street, Suite 1610 Vancouver, B.C.		V7Y 1K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

As previously reported under Item 1.01 of the Current Report on Form 8-K of Silver Bull Resources, Inc. (“Silver Bull” or the “Company”) filed on August 18, 2020 (the “Original Filing”), the Company entered into an option agreement (the “Option Agreement”) with Copperbelt AG and Dostyk LLP (together with Copperbelt AG, “CB”) pursuant to which Silver Bull will receive the exclusive right and option to acquire CB’s right, title and 100% interest in the Beskauga property located in Kazakhstan. As discussed more fully in the Original Filing, the closing of the transactions contemplated by the Option Agreement is subject to certain customary closing conditions.

The Company is filing this Amendment No. 1 to the Original Filing solely to file the Option Agreement as Exhibit 10.1 under Item 9.01.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Option Agreement, dated as of August 12, 2020, by and among Silver Bull Resources, Inc., Copperbelt AG, and Dostyk LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Bull resources, inc.

Date: November 5, 2020	By:	/s/ Christopher Richards
	Name:	Christopher Richards
	Title:	Chief Financial Officer